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                                                                   EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of The Men's Wearhouse, Inc. on Form S-4 of our report dated March 17, 1999 appearing on page F-2 of K&G Men's Center, Inc.'s Form 10-K for the year ended January 31, 1999. We consent to the references to our firm under the headings "Experts" and "K&G Men's Center, Inc. Selected Consolidated Financial Data" in this Registration Statement.



ARTHUR ANDERSEN LLP
Atlanta, Georgia
April 5, 1999